Exhibit 31.2

CERTIFICATION

I, Dennis R. Hernreich, certify that:

1. I have reviewed the Form 10-K/A (Amendment No. 1) of Casual Male Retail Group, Inc.;

2. Based on my knowledge, such report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such report.

Date: May 30, 2006

/s/ DENNIS R. HERNREICH
Dennis R. Hernreich
Chief Financial Officer